Exhibit 1.01

SYNTEC OPTICS HOLDINGS, INC.

Conflict Minerals Report

For The Calendar Year Ended December 31, 2024

Introduction

This Conflict Minerals Report (this “Report”) of Syntec Optics Holdings, Inc. for the calendar year ended December 31, 2024 (the “Reporting Period”) is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), which was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”) for the Reporting Period filed with the Securities and Exchange Commission (the “SEC”). The Rule imposes certain reporting and disclosure obligations on SEC registrants for which cassiterite, columbite-tantalite, gold, wolframite or their derivatives, which are limited to tin, tantalum and tungsten (“conflict minerals”), are necessary to the functionality or production of a product manufactured or contracted to be manufactured by the registrant. References in this Report to “Syntec Optics,” the “Company,” “we” or “our” refer to Syntec Optics Holdings, Inc. and its subsidiaries, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Company and Product Overview

Syntec Optics is a technology leader that designs, develops, and supplies a broad range of mission-critical optics for scientific and technical instruments and aerospace and defense OEMs. Syntec Optics has a history of innovation and offers products that are used in consumer, defense, biomedical and communications end markets having end products such as night vision goggles, medical sensing and detecting equipment, satellite communication systems, missile lasers guides, biometrics, infrared/thermal imaging, ordinance optics, head mounted displays, medical diagnostics, microfluidics, surgical components and systems, medical sensing, robotics optical sensors, detector arrays, optical waveguides, laser optics, IR optics, machine vision, micro-optics for beam shaping and focusing and photonic integrated circuit (PIC) components, collimators, microfluidic slides, lasers and photonic sensors, VR/AR, and biometric security systems for healthcare and law enforcement. Syntec Optics’ solutions enable OEMs to provide their customers with high-performance, optics-based systems that may enhance medical diagnosis, may increase global communication capabilities, may serve as a force multiplier for the United States Defense forces and its allies, and may augment consumers’ interaction with technology.

Design of Conflict Minerals Program

Syntec Optics’ due diligence framework with regards to conflict minerals, which is summarized below, conforms to the Organization for Economic Co-operation and Development (“OECD”) Guidance for Responsible Supply Chains for Minerals from Conflict-Affected and High Risk Areas and the Supplements on Tin, Tantalum and Tungsten and on Gold.

Step 1 - Establish strong company management systems

Step 2 - Identify and assess risks in the supply chain

Step 3 - Design and implement a strategy to respond to identified risks

Step 4 - Perform audit of the supply chain

Step 5 - Report annually on supply chain due diligence internally to management

1

Description of Due Diligence Measures Performed

● Sent Conflict Minerals Reporting Template (“CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”), request to suppliers and expectations of them to cooperate in providing due diligence information, and requested that suppliers return a completed CMRT.

● Contacted suppliers who returned the CMRT that require follow-up based on internally defined criteria.

Results of Our Due Diligence Measures

Syntec Optics uses tin, tantalum, tungsten, and gold (“3TG”) in the design and manufacture of some of its products and is therefore a “downstream” company in the conflict minerals supply chain. Due to the nature of our supply chain, we do not typically have a direct relationship with 3TG smelters and refiners (“SORs”). Our manufacturing operations employ a wide variety of semiconductors, electromechanical components, and raw materials that are also supplied by other downstream companies in the supply chain. Our due diligence process involves seeking data from our relevant suppliers, and these suppliers also seek similar information from their supply chain in order to identify the sources for the necessary conflict minerals. We rely on the good faith efforts of our supply chain to provide reasonable data. We achieved a response rate of 98% for our supply chain survey conducted for the calendar year ended December 2024.

Many of our suppliers sourced 3TG from a variety of upstream sources and provided information to Syntec Optics on an aggregated, company-wide level. Due to the fungible nature of these materials, we understand that these suppliers were unable to trace the 3TG that they source into the products provided to any particular customers (including Syntec Optics). As a result, our list of SORs may contain more facilities than are actually used in our supply chain. In addition, our list of SORs may not include all the SORs in our supply chain, as our suppliers were unable to identify the SORs of some of the conflict minerals. To the extent reasonably possible, Syntec Optics has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, and/or reviews of publicly available information.

As a result, as of December 31, 2024, we have included a possible list of a total of 344 SORs that could be in our 2024 supply chain (See Appendix A), as our suppliers either were unable to provide SOR information or provided SOR information that could not be verified. Syntec Optics intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

As previously noted, because of the nature of our supply chain, we do not typically have any direct relationship with 3TG SORs. Therefore, as noted above, we contributed to the improvement of SOR diligence practices by working through our supply chain.

2

Ongoing Improvement Efforts

For the next reporting period, we intend to continue taking steps to further mitigate the risk that conflict minerals that are necessary to the functionality or production of our products finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries, (together, the (“DRC”).

These steps include:

● work with relevant suppliers to update their conflict minerals reporting template using the latest CMRT and verify the identified smelters with RMI’s most current list;

● continue to refine our conflict minerals program to improve our reasonable due diligence measures in our efforts to determine the source and chain of custody of conflict minerals;

● continue to work with suppliers and others on industry-wide solutions to enable products that are DRC conflict free; and

● extend Reasonable Country of Origin Inquiry (“RCOI”) and due diligence measures to any of our recently acquired entities and businesses.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements and are generally identified by words such as “will,” “expects,” “intends,” “plans,” “believes,” “anticipates,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts and expected actions. These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

3

Table of Our Conflict Minerals Processing Smelters or Refiners

Set forth in the tables below are lists of the 344 SORs facilities identified by our suppliers as possibly being used to process their necessary conflict minerals. The SORs status set forth in the lists below are based on information provided by RMI. Our efforts to determine the mine or location of origin of our necessary conflict minerals are set forth above in “Description of Due Diligence Measures Performed” and “Results of Our Due Diligence Measures.”

Appendix A: Possible List of Smelters or Refiners (“SORs”)

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	United States Of America	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233

A-1

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823

A-2

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L’Orfebre S.A.	Andorra	CID002762
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Korea, Republic Of	CID003189

A-3

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Pease & Curren	United States Of America	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798

A-4

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707

A-5

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	United States Of America	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Dowa	Japan	CID000402
Tin	DS Myanmar	Myanmar	CID003831
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	United States Of America	CID001142

A-6

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574

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Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543

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Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662

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Appendix B: Possible Countries of Origin of 3TGs

The list below sets out possible countries of origin of 3TGs used in the manufacture of our products containing 3TGs for the 2024 reporting year. The list is based on publicly available information, our reasonable country of origin inquiries, and other due diligence efforts. However, for the reasons described in the Conflict Minerals Report, these possible countries of origin cannot be linked to our products with reasonable certainty.

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czech Republic, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States, Uzbekistan, Viet Nam, Zimbabwe

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